UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2007

CHINA HOLDINGS ACQUISITION CORP.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

001-33804	61-1533071
(Commission File Number)	(IRS Employer Identification No.)

33 Riverside Avenue, 5th Floor
Westport, CT 06880
(Address of principal executive offices and zip code)

(203) 226-6288
(Registrant’s telephone number including area code)

(Former Name and Former Address)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01         OTHER EVENTS

On December 14, 2007, the underwriters for China Holdings Acquisition Corp. (the “Company”) initial public offering (“IPO”) exercised their over-allotment option to the extent of 800,000 units. Each unit consists of one share of common stock and one warrant to purchase an additional share of common stock. The IPO, including the exercise of the over-allotment option, generated total gross proceeds of $128 million to the Company (excluding proceeds of $2.75 million from the sale of private placement warrants to its founding stockholders).

In addition, the Company announced today that commencing on December 17, 2007, the Company expects that the holders of the Company’s units may elect to separately trade the common stock and warrrants included in the Company’s units. Those units not separated will continue to trade on the American Stock Exchange under the symbol HOL.U, and each of the common stock and warrants will trade on the American Stock Exchange under the symbols HOL and HOL.WS, respectively.

A copy of the press release issued by the Company announcing the exercise of the over-allotment option and the separation of the units is attached hereto as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

(b) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 14, 2007

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Holdings Acquisition Corp.

By:	/s/ Paul K. Kelly
Name:	Paul k. Kelly
Title:	Chief Executive Officer and Chairman
Dated:	December 14, 2007

Exhibit Index

Exhibit No.	Description
99.1	Press release dated December 14, 2007